UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  March 14, 2011

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1312 North Monroe, Suite 750 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Effective March 14, 2011, Global MobileTech, Inc. (“GMT”) and VyseTECH Asia Sdn Bhd (“VTA”) have mutually agreed to cancel the Marketing, Distribution and License Agreement without consideration or recourse by either party.  On March 15, 2010, GMT entered into a five-year exclusive Marketing, Distribution and License Agreement with VTA for the express purpose of selling products and related Voice over Internet Protocol (VoIP) services in North America.  On September 14, 2010, Global MobileTech requested an extension for payment of the license fee to March 15, 2011 to enable GMT to focus on its efforts in developing the mobile advertising business in Asia and to allow GMT to have more time to select a suitable partner to implement the mobile VoIP communications and mobile advertising business in North America.  VTA agreed to extend the deadline to pay the one time license fee of $500,000 to March 15, 2011.

Following the cancellation of the Marketing, Distribution and License Agreement, GMT will not be pursuing the mobile VoIP communications and mobile advertising business in North America.    GMT will direct its efforts in the renewable energy business vis-à-vis the production of torrefied wood in the United States.

Item 9.01  Exhibits.  Financial Statements and Exhibits

(c)  Exhibits

10.1

Cancellation Agreement and Mutual Release dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: March 17, 2011	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO